UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 21, 2017

Emclaire Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-34527	25-1606091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
612 Main Street, Emlenton, Pennsylvania 16373
(Address of Principal Executive Offices) (Zip Code)

(844) 767-2311
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

EMCLAIRE FINANCIAL CORP
CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On June 21, 2017, Amanda L. Engles was appointed to the positions of Treasurer and Chief Financial Officer of Emclaire Financial Corp (“Emclaire”) and as Senior Vice President and Chief Financial Officer of The Farmers National Bank of Emlenton (“Farmers National”), the banking subsidiary of Emclaire.  Ms. Engles, age 39, previously served as Principal Accounting Officer and Secretary of Emclaire and Vice President and Controller of Farmers National since October 2007.  She previously served as Treasurer of Emclaire from October 2007 through August 2010.

       Matthew J. Lucco, who has served as Treasurer and Chief Financial Officer of Emclaire and Senior Vice President, Chief Financial Officer and Chief Credit Officer of Farmers National, will now serve as Secretary and Chief Risk and Strategy Officer of Emclaire and as Senior Vice President and Chief Risk and Strategy Officer of Farmers National.

       On June 26, 2017, Emclaire issued press releases announcing the change in the officers’ titles and positions.  Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press Release dated June 26, 2017
99.2	Press Release dated June 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emclaire Financial Corp.

Date: June 26, 2017	By:	/s/ William C. Marsh
William C. Marsh
Chairman, President and Chief Executive Officer